Exhibit 23.1

Independent Auditors’ Consent

We consent to the incorporation by reference in:

1.	Registration Statement No. 333-155731 on Form S-3 of OMNOVA Solutions Inc.;

2.	Registration Statement No. 333-162305 on Form S-8 pertaining to the OMNOVA Solutions Inc. Second Amended and Restated 1999 Equity and Performance Incentive Plan;

3.	Registration Statement No. 333-160509 on Form S-8 pertaining to the OMNOVA Solutions Retirement Savings Plan;

4.	Registration Statement No. 333-100558 on Form S-8 pertaining to the OMNOVA Solutions Inc. Amended and Restated 1999 Equity and Performance Incentive Plan;

5.	Registration Statement No. 333-88145 on Form S-8 pertaining to the OMNOVA Solutions Inc. 1999 Equity and Performance Incentive Plan;

6.	Registration Statement No. 333-34938 on Form S-8 pertaining to the OMNOVA Solutions Retirement Savings Plan;

7.	Post Effective Amendment No. 1 to Registration Statement No. 333-34938 on Form S-8 pertaining to the OMNOVA Solutions Retirement Savings Plan;

of our report dated July 12, 2010, with respect to the consolidated financial statements of Eliokem International SAS, appearing in Omnova Solutions Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 14, 2010

December 14, 2010

/s/ DELOITTE & ASSOCIES
Neuilly-sur-Seine, France